NEWS

FOR IMMEDIATE RELEASE November 2, 2021	INVESTOR RELATIONS CONTACT: Alanna James - (808) 835-3700 Investor.Relations@HawaiianAir.com MEDIA RELATIONS CONTACT: Alex Da Silva - (808) 835-3712 News@HawaiianAir.com

Hawaiian Airlines, Inc. Announces Expiration and Results of its
Previously Announced Cash Tender Offers for
Any and All of its 7.375% Series 2020-1A Pass Through Certificates due 2027 and
11.250% Series 2020-1B Pass Through Certificates due 2025

HONOLULU – Hawaiian Airlines, Inc. (the “Company”), a wholly owned subsidiary of Hawaiian Holdings, Inc. (“Holdings”) (Nasdaq: HA), announced today the expiration as of 11:59 p.m., New York City time, on November 1, 2021, of its previously announced offers to purchase for cash (collectively, the “Tender Offers” and each, a “Tender Offer”) any and all of its 7.375% Series 2020-1A Pass Through Certificates due 2027 (the “Class A Certificates”) and 11.250% Series 2020-1B Pass Through Certificates due 2025 (the “Class B Certificates” and, together with the Class A Certificates, the “Certificates”) as set forth in the Company’s Offer to Purchase, dated September 23, 2021 (as amended, supplemented or otherwise modified as of this date, the “Offer to Purchase”).

The Tender Offers were made pursuant to and are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase.

According to information received from Global Bondholder Services Corporation, the Tender and Information Agent for the Tender Offers, as of 11:59 p.m., New York City time, on November 1, 2021 (such date and time, the "Expiration Date"), the Company had received, and informed Global Bondholder Services Corporation it had accepted for purchase, valid tenders from holders of the Certificates as outlined in the table below.

Series of Certificates	CUSIP Number(1)	Original Aggregate Pool Balance at Issuance/ Principal Amount	Current Aggregate Pool Balance Outstanding (2)	Amortization Factor(3)	Original Aggregate Pool Balance/ Principal Amount Tendered	Current Aggregate Pool Balance Tendered	Percentage of Current Aggregate Pool Balance (2) Tendered
7.375% Series 2020-1A Pass Through Certificates due 2027	41983PAA7 (144A) U2468PAA0 (Reg S)	$216,976,000	$192,072,772	0.8852258	$162,476,000	$143,827,947	74.88%
11.250% Series 2020-1B Pass Through Certificates due 2025	41983PAB5 (144A) U2468PAB8 (Reg S)	$45,010,000	$36,563,679	0.8123456	$21,000,000	$17,059,258	46.66%

(1)    No representation is made as to the correctness or accuracy of the CUSIP numbers listed above and in the Offer to Purchase (as defined herein) or printed on the Certificates. They are provided solely for the convenience of Holders of the Certificates.
(2)    As of the Expiration Date. Reflects principal repayments or distributions, as the case may be, made prior to the Expiration Date on each class of Certificates but does not reflect any scheduled principal repayments or distributions after the Expiration Date. Payment with respect to Certificates accepted for purchase pursuant to an offer will be made only on outstanding pool balances or principal amounts (as applicable) of the Certificates as of the Expiration Date.
(3)    As of the Expiration Date. The “Amortization Factor” sets forth, with respect to the Certificates, the percentage of the originally issued face amount which remains outstanding as of the Expiration Date. The relevant Amortization Factor would change in the event of any principal repayment or principal distribution on any class of Certificates after the Expiration Date.

As of the Expiration Date, the percentages of the aggregate pool balance of each class of Certificates as referenced in the chart above and 70.37% of the aggregate outstanding pool balance of the Certificates, on a combined basis, had been tendered and not validly withdrawn, and have been accepted for purchase in accordance with the terms of the Offer to Purchase. Settlement is expected to occur on November 4, 2021.

Citigroup Global Markets Inc. is the Dealer Manager in the Tender Offers. Global Bondholder Services Corporation has been retained to serve as the Tender and Information Agent for the Tender Offers. Persons with questions regarding the Tender Offers should contact Citigroup at (800) 558-3745 (toll-free) or (212) 723-6106 (collect). Requests for copies of the Offer to Purchase and other related materials should be directed to Global Bondholder Services Corporation at (banks or brokers) (212) 430-3774 or (toll free) (866) 807-2200 or by email to contact@gbsc-usa.com.

None of the Company, the Dealer Manager, the Tender and Information Agent, the Trustee (as defined in the Offer to Purchase), the Subordination Agent (as defined in the Offer to Purchase), nor any of their respective directors, officers, employees or affiliates makes any recommendation as to whether holders should tender their Certificates pursuant to the applicable Tender Offer, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decisions as to whether to tender their Certificates, and, if so, the pool balance of Certificates as to which action is to be taken.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. Neither this press release nor the Offer to Purchase is an offer to sell or a solicitation of an offer to buy any securities. The Tender Offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of the Company by the Dealer Manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Hawaiian Airlines

Hawaiian® has led all U.S. carriers in on-time performance for each of the past 17 years (2004-2020) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and TripAdvisor have placed Hawaiian among the top of all domestic airlines serving Hawai‘i.

Now in its 92nd year of continuous service, Hawaiian is Hawai‘i's biggest and longest-serving airline. Hawaiian offers approximately 130 flights within the Hawaiian Islands, daily nonstop flights between Hawai‘i and 16 U.S. gateway cities – more than any other airline – as well as service connecting Honolulu and American Samoa, Japan, South Korea, Sydney and Tahiti. As a result of the COVID-19 pandemic, Hawaiian’s Auckland and Brisbane flights remain suspended.

The airline is committed to connecting people with aloha by offering complimentary meals for all guests on transpacific routes and the convenience of no change fees on Main Cabin and Premium Cabin seats. HawaiianMiles members also enjoy flexibility with miles that never expire.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian’s Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian’s LinkedIn page.

For media inquiries, please visit Hawaiian Airlines’ online newsroom.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements. These forward-looking statements are and will be subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the Company’s strategy; the continuing and developing effects of the spread of COVID-19 on the Company's business operations and financial condition; the availability of future sources of capital, which could change as a result of market conditions or for other reasons, interest rates and corporate considerations; the Company's ability to generate sufficient cash and manage its available cash; and changes in the Company's future capital needs.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in Holdings’ other public filings and public announcements, including the Holdings’ Annual Report on Form 10-K and Holdings’ Quarterly Reports on Form 10-Q, as well as other documents that may be filed by Holdings from time to time with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to Holdings and the Company on the date hereof. Neither Holdings nor the Company undertakes to publicly update or revise any forward-looking statements to reflect events, circumstances or new information that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.